UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 28, 2013	000-52641
Date of Report (Date of earliest event reported)	Commission File Number

INFRASTRUCTURE MATERIALS CORP.
(Exact name of registrant as specified in its charter)

Delaware	98-0492752
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification Number)
organization)

1135 Terminal Way, Suite 207B
Reno, NV 89502 USA
(Address of Principal Executive Offices) (Zip Code)

775-322-4448
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02	Unregistered Sales of Equity Securities

Private Placement of Equity Securities

On August 28, 2013, Infrastructure Materials Corp. (the “Company”) completed a private placement (the “Private Placement”) of 33,333,333 shares of the Company’s common stock at a price of CDN $0.015 per share for total consideration of CDN $500,000. The Private Placement was exempt from registration under the Securities Act of 1933, as amended, pursuant to an exemption afforded by Regulation S promulgated thereunder.

Conversion of Indebtedness

On September 9, 2013, the Company announced that it had entered into a debt conversion agreement (the “Agreement”) with Mont Strategies, Inc., a Canadian corporation that is controlled by a member of the Company’s Board of Directors (“Mont Strategies”). Under the terms of the Agreement, the Company will convert approximately US $293,000 of indebtedness owed by the Company to Mont Strategies into shares of the Company’s common stock at a conversion price of CDN $0.05 per share. The Company anticipates the Agreement to be completed on or before September 23, 2013, subject to regulatory approval and approval by the Company’s Board of Directors.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transaction.

Not applicable.

(d)	Exhibits.

99.1 Press Release dated September 9, 2013 entitled “Infrastructure Materials Corp. Announces Fully Subscribed Private Placement”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFRASTRUCTURE MATERIALS CORP.

September 9, 2013	/s/ Anne Macko
Name: Anne Macko
Title: Secretary